     As filed with the Securities and Exchange Commission on June 16, 2003
                          Registration No. 333-104276

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                        Post-Effective Amendment No. 2 to

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              PATRON SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)

                                    Delaware
         (State or Other Jurisdiction of Incorporation or Organization)

                                   74-3055158
                      (I.R.S. Employer Identification No.)

                        311 Belle Foret Drive, Suite 150
                           Lake Bluff, Illinois 60044

              (Address of Principal Executive Offices and Zip Code)

                    Consulting Agreement with M. Rashid Qajar
          Consulting Agreement with Security Management Partners, Inc.

                            (Full Title of the Plan)

                              Patrick J. Allin, CEO
                        311 Belle Foret Drive, Suite 150
                           Lake Bluff, Illinois 60044

                     (Name and Address of Agent for Service)

                                 (847) 295-7338

          (Telephone Number, including Area Code, of Agent for Service)


                              ---------------------

                          DEREGISTRATION OF SECURITIES



         On April 1, 2003, Patron Systems, Inc. (the "Company") filed a registration statement on Form S-8, Registration No. 333-104276, as amended by Amendment No. 1 to the Form S-8, filed on April 7, 2003, for the purpose of registering 2,250,000 shares of its common stock, par value $.01 per share (the "Common Stock") to be issued pursuant to the Consulting Agreements with M. Rashid Qajar and Security Management Partners, Inc. The company has been advised that 130,000 shares of Common Stock were sold. The Company has terminated the Consulting Agreements with each of M. Rashid Qajar and Security Management Partners, Inc. The Company is filing this Post-Effective Amendment No. 2 to the Registration Statement to deregister the remaining 2,120,000 shares of Common Stock.






















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

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on this 16th day of June, 2003.

                                     PATRON SYSTEMS, INC.

                                     By: /s/ Patrick J. Allin
                                        ----------------------------------------
                                     Name:  Patrick J. Allin
                                     Title: Chief Executive Officer

























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

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


/s/ Patrick J. Allin                                                           June 16, 2003
--------------------------------------------
Patrick J. Allin
Chief Executive Officer and Director


/s/ Marie Meisenbach Graul*                                                    June 16, 2003
--------------------------------------------
Marie Meisenbach Graul
Chief Financial Officer, Secretary and Treasurer


/s/ Richard G. Beggs*                                                          June 16, 2003
--------------------------------------------
Richard G. Beggs
Director


/s/ Robert E. Yaw II*                                                          June 16, 2003
--------------------------------------------
Robert E. Yaw II
Director


/s/ Patrick J. Allin*                                                          June 16, 2003
--------------------------------------------
Patrick J. Allin
Attorney-in-fact


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